Exhibit 10.17.2

AMENDMENT NO. 2

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 28, 2009, between SouthWest Water Company, a Delaware corporation (“Borrower”), and Bank of America, N.A., as Administrative Agent, with reference to the Amended and Restated Credit Agreement dated as of February 15, 2008 (as amended, the “Credit Agreement”), among Borrower, the Lenders described therein, and the Administrative Agent.  Capitalized terms not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The parties hereto enter into this Amendment with reference to the following facts:

A.            The Borrower has informed the Administrative Agent and the Lenders that it will not be able to deliver (i) the required financial statements with respect to the fiscal year ended December 31, 2008, on or prior to the May 31, 2009 deadline set forth in the Waiver Agreement dated as of March 30, 2009 (the “Waiver Agreement”), between the Borrower and the Administrative Agent (with the consent of the Required Lenders), or (ii) the required financial statements with respect to the fiscal quarter ended March 31, 2009, on or prior to the June 30, 2009, deadline set forth in the Waiver Agreement.

B.            The Borrower has further informed the Administrative Agent and the Lenders as follows: (i) based on the financial data currently available to Borrower and to the best knowledge of Borrower, the Total Capitalization Ratio as of December 31, 2008, was not in excess of 65.5% and the Total Capitalization Ratio as of March 31, 2009, was not in excess of 67.5%, which in each case would constitute a breach of the covenant set forth in Section 6.12(a) of the Credit Agreement, and (ii) certain defaults under the Credit Agreement have resulted and arisen from and may result and arise from the late delivery and restatement of the Subject Financial Statements (as defined in Amendment No. 1 to Amended and Restated Credit Agreement dated as of November 19, 2008, by and among the Borrower and the Administrative Agent (with the consent of the Required Lenders)) and the financial statements required with respect to the fiscal quarter ended September 30, 2008, including, without limitation, defaults under the financial covenants set forth in Section 6.12 of the Credit Agreement for the periods covered by the Subject Financial Statements and the fiscal quarter ended September 30, 2008 (the defaults described in clauses (i) and (ii) of this Recital B are collectively referred to herein as the “Anticipated Defaults”).

C.            Borrower has requested that the Lenders (i) waive the Anticipated Defaults, (ii) extend the time by which the required financial statements with respect to the fiscal year ended December 31, 2008 must be delivered to June 10, 2009, and (iii) extend the time by which the required financial statements with respect to the fiscal quarters ended September 30, 2008 and March 31, 2009 must be delivered to July 13, 2009.  In consideration of such waiver and extensions, the Borrower has agreed to (i) increase the Applicable Rate payable under the Credit Agreement, (ii) reduce the Aggregate Commitments available under the Credit Agreement, (iii) provide the Lenders a security interest in all of its personal property assets, including the Equity Interests it holds in its Subsidiaries (other than Suburban), (iv) cause certain of its direct Subsidiaries to become Guarantors, (v) cause certain of its Subsidiaries to provide the Lenders a security interest in their respective personal property assets, including their respective Equity

Interests in their respective Subsidiaries, and (vi) otherwise amend the Credit Agreement and the other Loan Documents on the terms set forth herein.

D.            The Administrative Agent, acting with the consent of the Required Lenders pursuant to Section 10.01 of the Credit Agreement, has agreed to waive the Anticipated Defaults and to otherwise amend the Credit Agreement and the other Loan Documents on the terms set forth in this Amendment.

NOW, THEREFORE, Borrower and Administrative Agent, acting with the consent of the Required Lenders pursuant to Section 10.01 of the Credit Agreement, agree as follows:

1.             Representations and Warranties.  Borrower represents and warrants to Administrative Agent and the Lenders that:

(a)           based on the financial data currently available to Borrower, to the best knowledge of Borrower, Borrower’s Total Capitalization Ratio did not exceed 65.5% as of December 31, 2008;

(b)           based on the financial data currently available to Borrower, to the best knowledge of Borrower, Borrower’s Total Capitalization Ratio did not exceed 67.5% as of March 31, 2009;

(c)           after giving effect to this Amendment, no Default or Event of Default has occurred and remains continuing except for the Defaults or Events of Default which arise directly from the correction and restatement of the Subject Financial Statements (as defined in the Waiver Agreement);

(d)           after giving effect to this Amendment, except for representations or warranties which are inaccurate as a direct result of the correction and restatement of the Subject Financial Statements, and except as set forth in the Schedules to the Credit Agreement, each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date of this Agreement (other than those representations which relate solely to a prior date, each of which was true as of that date), provided that Schedules 5.06 and 5.09 are updated in the manner attached to this Amendment;

(e)           neither Borrower nor any of its Subsidiaries is in default of any indenture, loan or credit or similar agreement governing Indebtedness in a principal amount which exceeds $1,000,000 in any manner which entitles the holder of such Indebtedness, or which would entitle the holder of such Indebtedness with the giving of any notice, the passage of time (including any cure period), or both, to require the payment of any such Indebtedness prior to the date upon which such Indebtedness would otherwise be due and payable; and

(f)            as of the date of this Amendment, (i) Borrower has no Subsidiaries other than those specifically disclosed in Schedule B to this Amendment, (ii) Suburban Water Systems, Water Suppliers Mobile Communication Service, North County Water Reclamation, Inc., SouthWest Water Alabama Onsite System Services, LLC, Monarch Utilities, Inc., Midway Water Utilities, Inc., Texas Water Services Group, LLC, Monarch Utilities I, LP, and TWC Utility Company, LLC are Regulated Subsidiaries, and (iii) SWWC Enterprises, Inc., SWWC Utilities, Inc., CDC Maintenance, Inc., Operations Technologies, Inc., ECO Resources, Inc., SWWC Services, Inc., Metro-H2O, Ltd., Metro-H2O Utilities, Inc., and New Mexico Utilities, Inc. are Unregulated Subsidiaries.

2.             Waiver.  Subject to the final two sentences of this Section, in reliance upon the agreements, representations and warranties set forth in this Amendment, the Lenders hereby waive the Anticipated Defaults.  The Lenders’ waiver of the Anticipated Defaults constitutes a one-time waiver of the specific Anticipated Defaults described in this Amendment and shall not constitute a waiver of any other or future Defaults or Events of Default, whether or not similar to the Anticipated Defaults.  The waivers set forth in this Section 2 are subject to the conditions that the Borrower’s Total Capitalization Ratio was not in excess of 65.5% as of December 31, 2008, and 67.5% as of March 31, 2009.  To the extent the Borrower’s Total Capitalization Ratio was in excess of 65.5% as of December 31, 2008, or in excess of 67.5% as of March 31, 2009, this Section 2 and the waivers provided herein shall be voidable at the Required Lenders request.

3.             Amendment to Definition of Aggregate Commitments.  The Aggregate Commitments under the Credit Agreement are hereby reduced to $110,000,000.  In furtherance of the foregoing, the definition of “Aggregate Commitments” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:

“Aggregate Commitments” means the Commitments of all Lenders.  As of May 29, 2009, the aggregate principal amount of the Aggregate Commitments is $110,000,000.

The reduction of the Aggregate Commitments pursuant to this Section 3 shall be applied to the Commitment of each Lender according to its Applicable Percentage.  If the Total Outstandings as of the effective date of this Amendment exceed the Aggregate Commitments (as reduced by this Amendment), Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

4.             Amendment to Definition of Applicable Rate.  The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as set forth below.  The Borrower and the Lenders acknowledge and agree that the percentages set forth below opposite Pricing Level III shall apply until the Administrative Agent receives a Compliance Certificate for the Fiscal Quarter ending March 31, 2009.

“Applicable Rate” means, as of each date of determination, the following percentages (expressed in basis points per annum), based upon the Total Capitalization Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Capitalization Ratio	Base Rate	Non-Use Fee Rate	Eurodollar Rate + Letters of Credit
I	<50.0%	200.0	37.5	300.0
II	>50.0% but < 55.0%	250.0	50.0	350.0
III	>55.0%	300.0	62.5	400.0

Any increase or decrease in the Applicable Rate resulting from a change in the Total Capitalization Ratio shall become effective on the first Business Day of the first calendar month immediately following delivery of the related Compliance Certificate pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered  when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level III shall apply from the first Business Day of the first calendar month following the date such Compliance Certificate was required to have been delivered until the first Business Day of the first calendar month following the date such Compliance Certificate is delivered.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

5.             Amendment to Definition of Base Rate.  The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:

“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Base Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurodollar Base Rate for any day shall be based on the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time on such day (rounded upwards, as necessary, to the nearest 1/100 of 1%).  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in the Federal Funds Rate, the prime rate or the Eurodollar Base Rate shall be effective from and including the effective date of such change in the Federal Funds Rate, the prime rate or the Eurodollar Base Rate, respectively.

6.             Amendment to Definition of EBITDA.  The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:

“EBITDA” means, for any period, Net Income for that period, plus (a) the following to the extent deducted in determining Net Income for that period: (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) any non-recurring or extraordinary losses, and (v) any non-cash losses and non-cash stock compensation expense; and minus (b) the following to the extent included in determining Net Income for that period: (i) income tax credits, and (ii) any non-recurring or extraordinary gains or any non-cash gains.

For the avoidance of doubt, for the purpose of calculating EBITDA for any period, the Borrower shall be permitted to add back to Net Income the one-time charges described in Schedule A to this Amendment to the extent the same were deducted in determining Net Income for such period.

7.             Amendment to Definition of EBITDA Coverage Ratio.  The definition of “EBITDA Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows (with the added text in bold and italics for the convenience of the reader):

“EBITDA Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of :

(a) EBITDA for the twelve month period ended on that date minus Maintenance Capital Expenditures made by Borrower and its Subsidiaries during that period (but not less than (i) at any time prior to March 31, 2010, $1,500,000, and (ii) on and after March 31, 2010, $3,000,000) minus income taxes paid in Cash by Borrower and its Subsidiaries with respect to that period; to

(b) the sum of (i) all Interest Expense paid or payable in cash during that period, plus (ii) scheduled principal payments in respect of Total Indebtedness during that period (other than any such payments due upon the final maturity of any obligation which is Total Indebtedness), plus (iii) dividends paid in Cash on Equity Interests of Borrower and its Subsidiaries to third parties during that period, plus (iv) mandatory principal prepayments in respect of Subordinated Indebtedness made pursuant to Section 7.11(b) during that period.

provided that in the case of any Material Transaction, the calculation of the foregoing ratio shall be adjusted on a pro forma basis to give effect to the results of operations of each person or assets which are the subject of such Material Transaction.

8.             Amendment to Definition of Guarantors.  The definition of “Guarantors” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:

“Guarantors” means, collectively, (a) the Persons which are party to the Guaranty as of the Closing Date, (b) the Persons which joined the Guaranty via an instrument of joinder dated May 28, 2009, and (b) each Subsidiary which is required to join the Guaranty or otherwise execute a guaranty of the Obligations pursuant to Section 6.13 of this Agreement.

9.             Amendment to Definition of Loan Documents.  The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, the Guaranty and the Collateral Documents.

10.           Amendment to Definition of Obligations.  The definition of “Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, any Letter of Credit, any Swap Contract entered into by Borrower with any Lender or any Affiliate of a Lender, or any Cash Management Agreement entered into by any Loan Party with any Lender or any Affiliate of a Lender, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

11.           Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions:

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement and each other security agreement, pledge agreement or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13 of this Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Direct Domestic Unregulated Subsidiary” means any direct Unregulated Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, each Lender or Affiliate of a Lender party to a Swap Contract with Borrower or party to a Cash Management Agreement with any Loan Party, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Security Agreement dated as of May 28, 2009, executed by Borrower and the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated, extended, supplemented or otherwise modified from time to time.

12.           Amendment to Section 5.03.  Section 5.03 of the Credit Agreement is hereby amended to read in full as follows:

5.03.        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.  All Significant Subsidiaries of the Borrower and all Direct Domestic Unregulated Subsidiaries of the Borrower are party to the Guaranty except to the extent that such Subsidiary is not permitted to be a party to the Guaranty based upon (i) a Law applicable to such Subsidiary by reason of its status as a regulated utility (provided that no such Subsidiary shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of the Guaranty), (ii) any continuing Contractual Obligation of such Subsidiary existing on May 28, 2009, and disclosed to the Administrative Agent on Schedule 5.03, or (iii) with respect to any such Subsidiary acquired after May 28, 2009, any continuing Contractual Obligation of such Subsidiary existing on the date of the Acquisition thereof (and not created in contemplation of such Acquisition).

13.           New Section 5.19 — Collateral Documents.  The Credit Agreement is hereby amended to add the following provision as Section 5.19 of the Credit Agreement:

5.19         Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

14.           Amendment to Section 6.13.  Section 6.13 of the Credit Agreement is hereby amended to read in full as follows:

6.13         Additional Guarantors; Additional Collateral.  (a)  Notify Administrative Agent at the time that any Person becomes a Significant Subsidiary or a Direct Domestic Unregulated Subsidiary of Borrower, and promptly thereafter (and in any event within 20 days), cause such Person to, at the Borrower’s expense:

(i)            become a Guarantor by executing and delivering to Administrative Agent a counterpart of the Guaranty or such other document as Administrative Agent shall deem appropriate for such purpose, except to the extent that such Subsidiary is not permitted to be a party to the Guaranty based upon a Law applicable to such Subsidiary by reason of its status as a regulated utility (provided that no such Subsidiary shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of the Guaranty) or a Contractual Obligation of such Subsidiary existing on the date of the Acquisition thereof (and not created in contemplation of such Acquisition);

(ii)           deliver to Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a);

(iii)          duly execute and deliver to the Administrative Agent Collateral Documents or joinders to Collateral Documents, as specified by and in form and substance satisfactory to the Administrative Agent (including the pledge and delivery of all Equity Interests in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, except to the extent that such Subsidiary or such parent, as the case may be, is not permitted to grant such Liens on its properties based upon a Law applicable to such Subsidiary or parent, as the case may be, by reason of its status as a regulated utility (provided that no such Subsidiary or parent, as the case may be, shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of any Collateral Documents) or a Contractual Obligation of such Subsidiary or parent, as the case may be, existing on the date of the Acquisition of such Subsidiary (and not created in contemplation of such Acquisition); and

(iv)          to the extent such Person is required to execute any Guaranty or Collateral Document pursuant to the foregoing provisions, deliver favorable opinions of counsel to such Person, in form, content and scope reasonably satisfactory to Administrative Agent.

(b)           Upon the acquisition of any property by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, at the Borrower’s expense, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Collateral Documents or joinders to Collateral Documents, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties, except to the extent that such Loan Party is not permitted to grant such Liens on such properties based upon a Law applicable to such Loan Party by reason of its status as a regulated utility (provided that no such Loan Party shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of any Collateral Document) or a Contractual Obligation of such Loan Party existing as of the date such Loan Party became a Guarantor.

(c)           At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Guaranty and the Collateral Documents.

15.           New Section 6.14 — Further Assurances.  The Credit Agreement is hereby amended to add the following provision as Section 6.14 of the Credit Agreement:

6.14         Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Collateral Document or under any other instrument executed in connection with any Collateral Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

16.           Amendment to Section 7.03(h) — Indebtedness.  Section 7.03(h) of the Credit Agreement is hereby amended to read in full as follows:

(h)           Indebtedness of Borrower (including obligations in respect of Capital Lease Obligations) incurred to directly finance the acquisition of fixed or capital assets, and refinancings thereof which do not increase the principal amount outstanding thereunder, in an aggregate principal amount which does not exceed $12,500,000 at any time.

17.           Section 8.01(j) — Invalidity of Loan Documents.  Section 8.01(j) of the Credit Agreement is hereby amended to read in full as follows:

(j)            Invalidity of Loan Documents; Liens of Collateral Documents.  Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

18.           Amendment to Section 9.01.  Section 9.01 of the Credit Agreement is hereby amended to add the following paragraph at the end of such section:

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a counterparty under a Swap Contract with Borrower or a Cash Management Agreement with any Loan Party) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

19.           Amendment to Section 9.03(d)(iv).  Section 9.03(d)(iv) of the Credit Agreement is hereby amended to read in full as follows:

(iv)          the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or the value or the sufficiency of any Collateral, or

20.           Amendment to Section 9.10.  Section 9.10 of the Credit Agreement is hereby amended to read in full as follows:

9.10.        Collateral and Guaranty Matters.  Each Lender (including in its capacity as a counterparty under a Swap Contract with Borrower or a Cash Management Agreement with any Loan Party) and the L/C Issuer hereby irrevocably authorizes Administrative Agent, at its option and in its discretion:

(a)           to release any Guarantor from its obligations under the Guaranty at any time (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; (ii) such Person ceases to be a Significant Subsidiary or a Direct Domestic Unregulated Subsidiary, as applicable, as a result of a transaction permitted hereunder; or (iii) such Person is prohibited from being a party to the Guaranty based upon any Law applicable to such Person by reason of its status as a regulated utility (provided that no such Person shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of the Guaranty);

(b)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments, payment in full of all Obligations (other than (i) Unmatured Surviving Obligations and (ii) Obligations under Cash Management Agreements and Swap Contracts as to which arrangements satisfactory to the applicable Lender or Affiliate of such Lender shall have been made) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii)  if approved, authorized or ratified in writing in accordance with Section 10.01; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(p).

Upon request by the Administrative Agent at any time, each Lender and the L/C Issuer will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

21.           New Section 9.11.  The Credit Agreement is hereby amended to add the following provision as Section 9.11 of the Credit Agreement:

9.11         Cash Management Agreements and Swap Contracts.  No Lender or Affiliate of a Lender in its capacity as a counterparty to a Cash Management Agreement with any Loan Party or a Swap Contract with the Borrower that obtains the benefits of Section 8.03 of this Agreement, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under such Cash Management Agreements or Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender, as the case may be.

22.           New Section 10.01(g).  The Credit Agreement is hereby amended to add the following provision as Section 10.01(g) of the Credit Agreement:

(g)           release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

23.           Exhibit D — Compliance Certificate.  Exhibit D (Compliance Certificate) of the Credit Agreement is hereby replaced with the form of Compliance Certificate attached hereto as Exhibit C.

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24.           Schedule 5.03 — Restrictions on Guaranties.  Schedule 5.03 of the Credit Agreement is hereby replaced with the schedule attached hereto as Schedule 5.03.

25.           Waiver Agreement Covenants; Covenant Regarding 9/30/08 Financial Statements.

(a)           Notwithstanding any provision to the contrary in the Waiver Agreement or the Credit Agreement, the Borrower shall have until June 10, 2009, to deliver the financial statements and Compliance Certificate required under Sections 6.01(a) and 6.02(a) of the Credit Agreement, respectively, with respect to the fiscal year ended December 31, 2008, and such financing statements shall not be materially different than the drafts of such financial statements delivered pursuant to Section 26(j) of this Amendment.

(b)           The covenant set forth in Section 5 of the Waiver Agreement is hereby deleted.

(c)           Notwithstanding any provisions to the contrary in the Waiver Agreement or the Credit Agreement, Borrower shall have until July 13, 2009, to deliver the financial statements and Compliance Certificates required under Sections 6.01(b) and 6.02(a) of the Credit Agreement, respectively, with respect to each of the fiscal quarters ended September 30, 2008, and March 31, 2009.

The Borrower acknowledges and agrees that (i) each failure by the Borrower to comply with any covenant set forth in this Section 25, and (ii) each delivery by the Borrower of financial statements or compliance certificates pursuant to this Section 25 that contradict the representations and warranties made by the Borrower in this Amendment, shall in each case constitute an immediate Event of Default under the Credit Agreement with respect to which the Administrative Agent and the Lenders shall have all rights and remedies set forth therein and at law.

26.           Conditions to Effectiveness.  The effectiveness of this Amendment shall be subject to the prior satisfaction of the following conditions precedent, in each case in form and substance satisfactory to the Administrative Agent:

(a)           the Administrative Agent shall have received an amendment to the Guaranty and the consent of the Guarantors in the form of Exhibit A hereto executed by each of the parties thereto;

(b)           the Administrative Agent shall have received written consent of the Required Lenders as required under Section 10.01 of the Credit Agreement in the form of Exhibit B hereto;

(c)           the Administrative Agent shall have received a joinder to the Guaranty, in the form of Exhibit D hereto, duly executed and delivered by each Subsidiary of Borrower party thereto;

(d)           the Administrative Agent shall have received a security agreement, in the form of Exhibit E hereto, duly executed and delivered by the Borrower and the Guarantors;

(e)           the Administrative Agent shall have received proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions

11

that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral described in the Collateral Documents;

(f)            the Administrative Agent shall have received evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements);

(g)           [Reserved];

(h)           the Administrative Agent shall have received such certified resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party executing the joinder to the Guaranty referred to above or any Collateral Document as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Credit Agreement and the other Loan Documents to which such Loan Party is a party;

(i)            the Administrative Agent shall have received such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party executing the joinder to the Guaranty referred to above or any Collateral Document is duly organized or formed, and that each such Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Loan Party is qualified to do business;

(j)            the Administrative Agent shall have received drafts of the financial statements required under Section 6.01(a) of the Credit Agreement with respect to the fiscal year ended December 31, 2008, and such financial statements shall not contradict the representations and warranties made by the Borrower in this Amendment;

(k)           the sale of NMUI shall have been consummated on the terms set forth in Section 7 of the Waiver Agreement; and

(l)            the Administrative Agent shall have received, for the account of each Lender which has executed a consent hereto prior to 3:00 p.m. (Los Angeles time) on May 27, 2009 (or any extension of such deadline announced via the Intralinks system), an amendment fee in an amount equal to 0.50% of such Lender’s Commitment (giving effect to the reduction of such Commitment pursuant to this Amendment) under the Credit Agreement.

27.           Effectiveness of the Credit Agreement.  Except as hereby expressly amended, the Credit Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects.

28.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

SOUTHWEST WATER COMPANY, a Delaware corporation,
as Borrower

By:	/s/ Mark Swatek
Name:	Mark Swatek
Title:	Chief Executive Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ken Puro
Name:	Ken Puro
Title:	Vice President

Signature Page

Exhibit A to Amendment

AMENDMENT NO. 1 TO GUARANTY AND CONSENT OF GUARANTORS

This Amendment No. 1 to Guaranty and Consent of Guarantors (this “Consent of Guarantors”) is delivered with reference to (a) the Amended and Restated Credit Agreement dated as of February 15, 2008 (as heretofore amended, restated, extended, supplemented, or otherwise modified, the “Credit Agreement”), among SouthWest Water Company, a Delaware corporation (“Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”) and (b) the Amended and Restated Continuing Guaranty dated as of February 15, 2008, made by each of the undersigned Guarantors (as heretofore amended, restated, extended, supplemented, or otherwise modified, the “Guaranty”).  Capitalized terms not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

Each of the undersigned Guarantors (i) consents to and approves Borrower’s execution and delivery of the attached Amendment No. 2 to Amended and Restated Credit Agreement (the “Amendment”), (ii) agrees that such Amendment does not and shall not limit or diminish in any manner the obligations of such Guarantor under the Guaranty and that such obligations would not be limited or diminished in any manner even if such Guarantor had not executed this Consent of Guarantors, (iii) reaffirms the Guaranty, and (iv) agrees that the Guaranty remains in full force and effect and is hereby ratified and confirmed.

Additionally, each Guarantor agrees that (i) the defined term “Guaranteed Obligations” in the Guaranty is hereby amended to include the Obligations of the Borrower under Swap Contracts entered into with any Lender or any Affiliate of any Lender and the Obligations of the Loan Parties under Cash Management Agreements entered into with any Lender or any Affiliate of any Lender, and (ii) the defined term “Beneficiary” in the Guaranty is hereby amended to include any Lender or any Affiliate of any Lender party to a Cash Management Agreement with any Loan Party.

Dated as of  May 28, 2009.

ECO RESOURCES, INC.,
a Texas corporation

By:
Name:
Title:

OPERATIONS TECHNOLOGIES, INC.,
a Georgia corporation

By:
Name:
Title:

SWWC SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exhibit B to Amendment

CONSENT OF LENDER

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2008 (as heretofore amended, restated, extended, supplemented, or otherwise modified, the “Credit Agreement”), among SouthWest Water Company, a Delaware corporation (“Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (“Administrative Agent”).  Capitalized terms not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned Lender hereby consents to the execution and delivery of an Amendment No. 2 to Amended and Restated Credit Agreement by Administrative Agent on its behalf, substantially in the form of the most recent draft thereof presented to the undersigned Lender.

Dated as of                        , 2009.

[Name of Lender]

By:

Name:

Title:

[Note to consenting Lender - Please fax or email this consent to:

William M. Scott IV

Sheppard, Mullin Richter & Hampton, LLP

333 South Hope Street, 48th Floor

Los Angeles, California, 90071

bscott@sheppardmullin.com

telecopier: (213) 443-2717

telephone (213) 617-4276

Email submissions will be confirmed by return email.

There is no need to submit original signatures.]

Exhibit C to Amendment

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                          ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among SouthWest Water Company, a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                   of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3.             A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date

D-1

hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.             The following Persons have been formed or acquired as direct Subsidiaries of the Borrower since the last Compliance Certificate was delivered and must, pursuant to Section 6.13 of the Credit Agreement, execute the Loan Documents described therein:                                                                       .

6.             The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                              ,                             .

SOUTHWEST WATER COMPANY

By:
Name:
Title:

D-2

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 2
to Compliance Certificate ($ in 000’s)

I.	Section 2.05(b) — Mandatory Prepayments

A.

Aggregate Net Sales Proceeds received from Dispositions during the fiscal period ended on the Statement Date (excluding individual Dispositions for which Borrower received less than $7,500,000 of Net Sales Proceeds):

$

	B.	Aggregate prepayments of the Committed Loans made by Borrower during the fiscal period ended on the Statement Date:	$

II.	Section 6.12(a) — Total Capitalization Ratio

	A.	Total Indebtedness as of the Statement Date:	$

	B.	Stockholders Equity as of the Statement Date:	$

	C.	Total Capitalization as of the Statement Date (Line II.A. + Line II.B.)	$

	D.	Total Capitalization Ratio (Line II.A. ÷ Line II.C.)%

	Maximum Permitted:		60%

III.	Section 6.12(b) —EBITDA Coverage Ratio(1)

A.	EBITDA for the twelve-month period ending on the Statement Date

	1.	Net Income for such period	$

	2.	plus Interest Expense of Borrower and its Subsidiaries for such period(2):	$

	3.	plus income tax expense of Borrower and its Subsidiaries for such period(3):	$

(1)                                  provided that in the case of any Material Transaction, the calculation of the following ratio shall be adjusted on a pro forma basis to give effect to the results of operations of each person or assets which are the subject of such Material Transaction.

(2)                                  To the extent deducted in determining Net Income.

(3)                                  To the extent deducted in determining Net Income.

4.	plus depreciation and amortization of Borrower and its Subsidiaries for such period(4):	$

5.	plus any non-recurring or extraordinary losses of Borrower and its Subsidiaries for such period(5):	$

6.	plus any non-cash losses and non-cash stock compensation expense of Borrower and its Subsidiaries for such period(6):	$

7.	minus income tax credits of Borrower and its Subsidiaries(7):	$

8.	minus any non-recurring or extraordinary gains or any non-cash gains of Borrower and its Subsidiaries for such period(8):	$

9.	Total EBITDA: (Line 1 + 2 + 3 + 4 + 5 + 6 – 7 – 8):	$

10.	minus Maintenance Capital Expenditures of Borrower and its Subsidiaries for such period (but not less than
(i) at any time prior to March 31, 2010, $1,500,000, and
	(ii) on and after March 31, 2010, $3,000,000)	$

11.	minus income taxes paid in Cash by Borrower and its Subsidiaries during such period:	$

12.	Total: (Line 9 – 10 – 11):	$

B.	Fixed Charges:

	1.	Interest Expense of Borrower and its Subsidiaries paid or payable in cash for such period:	$

2.

plus scheduled payments of principal in respect of Total Indebtedness during such period other than any such payments due upon the final maturity of any obligation which is Total Indebtedness, in each case for Borrower and its Subsidiaries for such period:

$

	3.	plus dividends paid in Cash on Equity Interests of Borrower and its Subsidiaries to third parties during such period:	$

	4.	plus mandatory principal prepayments in respect of

(4)           To the extent deducted in determining Net Income.

(5)           To the extent deducted in determining Net Income.

(6)           To the extent deducted in determining Net Income.

(7)           To the extent included in determining Net Income.

(8)           To the extent included in determining Net Income.

(9)           Insert minimum requirement from Section 6.12(b) of the Credit Agreement.

		Subordinated Indebtedness made pursuant to Section 7.11(b) of the Credit Agreement during such period:	$

	5.	Total: (Line 1 + 2 + 3 + 4):	$

C.	EBITDA Coverage Ratio (Line A.12 ÷ Line B.5)		: 1.0

Minimum Required:			: 1.0	(9)

IV.	Section 6.12(c) — Bondable Capacity Ratio

A.	65% of the net book value of utility plant, property and equipment of the Regulated Subsidiaries, determined in accordance with GAAP:	$

B.	aggregate principal amount of Total Indebtedness of Borrower’s Subsidiaries as of the Statement Date:	$

C.	net Bondable Capacity (Line A — Line B):	$

D.	Total Indebtedness of Borrower (but not of its Subsidiaries) outstanding on the Statement Date:	$

E.	Subordinated Indebtedness outstanding on the Statement Date:	$

F.	net Indebtedness of Borrower (Line D — Line E):	$

G.	Bondable Capacity Ratio (Line C ÷ Line F):	:1.00

Minimum Required:		1.20:1.00

V.	Section 6.12(d) — Operating Income Ratio

A.	aggregate segment operating income of the Regulated Subsidiaries for the twelve month period ended on the Statement Date(10):	$

B.	consolidated total segment operating income (excluding corporate and other) for the twelve month period ended on the Statement Date(11):	$

C.	Operating Income Ratio (Line A ÷ Line B):	$

Minimum Required:		0.65:1.00

(10)         Determined consistently with GAAP and consistently with the past practices of Borrower.

(11)         Determined consistently with GAAP and consistently with the past practices of Borrower.

VI.	Section 7.02(h) — Other Investments

A.	Aggregate outstanding “other Investments”(12) of Borrower and its Subsidiaries as of the Statement Date:	$

Maximum Permitted:		$10,000

VII.	Section 7.03(e) — Indebtedness of Borrower and the Regulated Subsidiaries

A.	Aggregate principal amount of Indebtedness of Borrower and the Regulated Subsidiaries permitted under Section 7.03(e) of the Credit Agreement as of the Statement Date:	$

Maximum Permitted:		$40,000

B.

Aggregate principal amount of Indebtedness of Borrower and the Regulated Subsidiaries permitted under Section 7.03(e) of the Credit Agreement which is governed by instruments, documents and agreements which do not comply with the provisions of Section 7.09 of the Credit agreement as of the Statement Date:

		$

Maximum Permitted:		$5,000

VIII.	Section 7.03(f) — Indebtedness of the Unregulated Subsidiaries

A.	Aggregate principal amount of Indebtedness of the Unregulated Subsidiaries as of the Statement Date:	$

Maximum Permitted:		$10,000

IX.	Section 7.03(h) — Indebtedness re: Asset Acquisition

A.

Aggregate principal amount of Indebtedness of Borrower (including obligations in respect of Capital Lease Obligations) incurred to directly finance the acquisition of fixed or capital assets, and refinancings thereof which do not increase the principal amount outstanding thereunder, as of the Statement Date:

$

Maximum Permitted:	$12,500

X.	Section 7.05(h) — Dispositions

A.

Aggregate Dispositions made by Borrower and its Subsidiaries for fair market value made when no Default or Event of Default has occurred and remains continuing or would result therefrom (including any Pro Forma Covenant Default) since the Closing Date:

$

Maximum Permitted:	$25,000

(12)        “other Investments” includes all Investments made by Borrower and its Subsidiaries other than Investments permitted under Sections 7.02(a) – 7.02(g) of the Credit Agreement.

Exhibit D to Amendment

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of May 28, 2009, by the undersigned (each a “Joining Party” and collectively, the “Joining Parties”), and delivered to Bank of America, N.A., as Administrative Agent (“Administrative Agent”), pursuant to the Amended and Restated Continuing Guaranty dated as of February 15, 2008 made by certain Subsidiaries (collectively, the “Guarantors”) of SouthWest Water Company, a Delaware corporation (the “Borrower”), in favor of Administrative Agent for the ratable benefit of the Beneficiary described therein (as amended by that certain Amendment No. 1 to Guaranty and Consent of Guarantors of even date herewith and as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the “Guaranty”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

A.            Each Joining Party is a Subsidiary of Borrower and has agreed to enter into this Joinder, pursuant to Section 6.13 of the Credit Agreement, to become a Guarantor under the terms and conditions of the Guaranty.

B.            Each Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, each Joining Party agrees as follows:

AGREEMENT

1.             By this Joinder, each Joining Party becomes a “Guarantor” under and pursuant to Section 20 of the Guaranty.  Each Joining Party agrees that, upon its execution of this Joinder, it will become a Guarantor under the Guaranty with respect to all Guaranteed Obligations heretofore or hereafter incurred, and it will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

2.             The effective date of this Joinder is May 28, 2009.

[Signature Page Follows]

“Joining Parties”

Metro-H2O, Ltd.,
a Texas limited partnership

By: Metro-H2O Utilities, Inc.
Its: General Partner

By:
Name:
Title:

Metro-H2O Utilities, Inc.,
a Texas corporation

By:
Name:
Title:

SWWC Enterprises, Inc.,
a Delaware corporation

By:
Name:
Title:

SWWC Utilities, Inc.,
a Delaware corporation

By:
Name:
Title:

CDC Maintenance, Inc.,
a Texas corporation

By:
Name:
Title:

New Mexico Utilities, Inc.,
a New Mexico corporation,

By:
Name:
Title:

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

Exhibit E to Amendment

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 28, 2009, is made by each of the Persons listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 27 of this Agreement (each a “Grantor” and collectively the “Grantors”), jointly and severally in favor of the Secured Party (as defined below), with reference to the following facts:

RECITALS

A.            Pursuant to the Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 15, 2008, by and among SouthWest Water Company, a Delaware corporation (“Borrower”), each lender from time to time party thereto (each a “Lender” and collectively the “Lenders”), and Bank of America, N.A., as Administrative Agent, the Lenders have agreed to extend certain credit facilities to Borrower.

B.            Concurrently herewith, Borrower and Administrative Agent (with the consent of the Required Lenders) are entering into that certain Amendment No. 2 to Amended and Restated Credit Agreement (the “Amendment”), which provides, as a condition to its effectiveness, that Grantors enter into this Agreement and grant security interests to Secured Party as herein provided.

C.            Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

AGREEMENT

NOW, THEREFORE, in order to induce the Administrative Agent and the Lenders to enter into the Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant as follows:

E.             Definitions.  This Agreement is the Security Agreement referred to in the Credit Agreement (as amended by the Amendment).  This Agreement is one of the “Loan Documents” referred to in the Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.  Terms defined in the California Commercial Code (the “CCC”) and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the CCC.  As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Closing Date” means the date on which the conditions set forth in Section 23 of the Amendment are satisfied or waived.

“Collateral” means and includes all present and future right, title and interest of Grantors, or any one or more of them, in or to any personal property or assets whatsoever, whether now or hereafter acquired and wherever the same may from time to time be located, and all rights and powers of Grantors, or any one or more of them, to transfer any interest in or to any personal property or assets whatsoever, including, without limitation, any and all of the following personal property:

a.             All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), promissory notes, security agreements, guaranties, letters of credit, letter-of-credit rights, undertakings, surety bonds, insurance policies (whether or not required by the terms of the Loan Documents), notes and drafts, and all forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

b.             All present and future general intangibles, all tax refunds of every kind and nature to which any Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, credits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer and supplier lists, licenses, permits, copyrights, technology, processes, proprietary information, insurance proceeds of which any Grantor is a beneficiary;

c.             All present and future: (i) trademarks, trade names, trade styles, service marks, all prints and labels on which said trademarks, trade names, trade styles and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature, all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including, without limitation, those registered and applied-for trademarks, terms, designs and applications described in Schedule 1 attached hereto and made a part hereof (the “Trademarks”), and (ii) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks (that portion of the Collateral described in the foregoing clauses (i) and (ii) is referred to herein as the “Trademark Collateral”);

d.             All present and future: patents, whether foreign or domestic, applications, registrations, and recordings relating to such patents in the USPTO or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all licenses, reissues, extensions, and renewals thereof, including those patents and applications, registrations and recordings described in Schedule 2 attached hereto and made a part hereof (the “Patents”);

e.             All present and future: copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, whether foreign or domestic, and United States, state and international registrations of the foregoing, and all reissues, extensions and renewals of the foregoing, including, without limitation, those listed on Schedule 3 hereto (the “Copyrights”), together with all income, royalties, damages and payments now or hereafter due and/or payable with respect to the foregoing; the right to sue for past, present and future infringements of rights in copyrights, all goodwill of Grantors related thereto, and any and all proceeds of any of the foregoing, including, but not limited to, any and all proceeds of licensing thereof (the “Copyright Collateral”; and collectively with the Trademark Collateral and the Patents, the “IP Collateral”);

f.              All present and future deposit accounts of any Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by any Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and cash equivalents of any Grantor, whether or not deposited in any such deposit account;

g.             All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to any Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

h.             All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, catalogs, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of any Grantor’s business, including all goods as defined in Section 9102(44) of the CCC;

i.              All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

j.              All present and future stocks, bonds, debentures, securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, investment property, partnership interests, limited liability company membership or other interests, joint venture interests, certificates of deposit, Investments and/or brokerage accounts, including all Pledged Collateral, and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

k.             All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

l.              All other present and future tangible and intangible property of any Grantor;

m.            All present and future rights, remedies, powers and/or privileges of any Grantor with respect to any of the foregoing, including the right to make claims thereunder or with respect thereto; and

n.             Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, promissory notes, documents, instruments, certificates of deposit, chattel paper, goods, insurance proceeds, claims by Grantors against third parties for past, present and future infringement of the IP Collateral or any license with respect thereto, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (i) assets subject to any Lien permitted under Section 7.01(p) of the Credit Agreement where the security agreement or other instrument creating such purchase money Lien prohibits the granting of a security interest in such assets to Secured Party or results in an event of default under such security agreement or instrument (other than to the extent that such term would be rendered ineffective pursuant to the CCC or any other applicable law (including any Debtor Relief Law)); provided that the security interest in any such assets shall automatically attach hereunder when and after any such Liens are discharged or released or when the assets encumbered by such Liens are no longer subject to such restrictions or (ii) the Excluded Securities.

“Distribution” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to stockholders, partners or members (or the equivalent Person thereof).

“Equity Interest” has the meaning set forth in the Credit Agreement.

“Excluded Securities” means the Equity Interests held by the Borrower in Suburban Water Systems.

“Issuer” means any issuer of any Pledged Securities.

“Pledged Collateral” means any and all property of any Grantor now or hereafter pledged and delivered to Secured Party pursuant to this Agreement, and includes without limitation (a) the Pledged Securities and any Certificates representing or evidencing the same, (b) all proceeds and products of any of the foregoing, (c) any and all collections, Distributions, Cash, instruments, interest or premiums with respect to any of the foregoing and (d) any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to any of the foregoing, provided that the Pledged Collateral shall not include the Excluded Securities.

“Pledged Securities” means (a) any and all Equity Interests in the Subsidiaries now or hereafter owned by any Grantor, including any interest of any Grantor in the entries on the books of any securities intermediary or financial intermediary pertaining thereto (the existing Subsidiaries of Grantors are listed on Schedule 4), (b) any and all Equity Interests now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, and (c) any and all warrants, options or other rights to subscribe to or acquire any additional Equity Interests in the Subsidiaries owned by any Grantor, provided that the Pledged Securities shall not include the Excluded Securities.

“Secured Obligations” means any and all present and future Obligations of any type or nature of Borrower and the other Loan Parties to Secured Party arising under or relating to the Loan Documents, or any Swap Contract entered into by Borrower with any Secured Party, or any Cash Management Agreement entered into by any Loan Party with any Secured Party, or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any other Loan Party.

“Secured Party” means the Administrative Agent, the Lenders (including the Swing Line Lender), the L/C Issuer, each Lender or Affiliate of a Lender party to a Swap Contract with the Borrower or party to a Cash Management Agreement with any Loan Party, and each of them, and any one or more of them.  Subject to the terms of the Credit Agreement, each right, remedy, privilege or power of Secured

Party shall be exercised by Administrative Agent.  Any notices to be delivered to Secured Party shall be delivered to the Administrative Agent

F.             Further Assurances.  At any time and from time to time at the  request of Secured Party, each Grantor shall execute and deliver to Administrative Agent all such financing statements and other instruments and documents in form and substance reasonably satisfactory to Secured Party as shall be necessary to fully perfect, when filed and/or recorded, Secured Party’s security interests granted pursuant to Section 3 of this Agreement.  At any time and from time to time, Administrative Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement.  At Secured Party’s request at any time, each Grantor shall execute and deliver all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof.  With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title, documents of title or other evidence of ownership of motor vehicles, trailers, semi-trailers, and accessories thereof, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantors will upon demand of Administrative Agent deliver possession of same in pledge to Administrative Agent with, upon the Administrative Agent’s request, appropriate notations satisfactory to Administrative Agent disclosing that such Collateral is subject to Secured Party’s interests.  With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantors hereby consent and agree that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

G.            Security Agreement.  For valuable consideration, Grantors and each of them hereby assign and pledge to Secured Party, and grant to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of all of the Secured Obligations.  This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Borrower, any other Grantor or any other Person or any other event or proceeding affecting any Person.

H.            Delivery of Certain Pledged Collateral.  On or within 20 days after the Closing Date, each Grantor shall cause to be pledged and delivered to Secured Party the Certificates, if any, evidencing the Equity Interests listed on Schedule 4 hereto.  Following the Closing Date, all additional Certificates and Pledged Collateral shall from time to time be delivered to Secured Party by the applicable Grantor.  All Certificates at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.  Administrative Agent shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 5 of this Agreement.

I.              Release of Pledged Collateral.  Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit any Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, or dividend payment or distribution that such Grantor is entitled to consummate pursuant to the Loan Documents, if any, shall be so released by Secured Party at such times and to the extent necessary to permit such Grantor to consummate such permitted transactions promptly following Secured Party’s receipt of written request therefor by such Grantor specifying the purpose for which release is requested and such further certificates or other documents as Secured Party shall request in its reasonable discretion to confirm that such Grantor is permitted to consummate such permitted transaction and to confirm Secured Party’s replacement Lien on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents).  Any request for any permitted release shall be transmitted to Administrative Agent on behalf of Secured Party.  Administrative Agent, at the expense of Grantors, promptly shall redeliver all Certificates and shall execute and deliver to Grantors all documents requested by Grantors that are reasonably necessary to release Pledged Collateral of record whenever Grantors shall be entitled to the release thereof in accordance with this Section 5.

J.             Grantors’ Representations, Warranties and Agreements.  Except as otherwise disclosed to Secured Party in writing concurrently herewith, and except as set forth in the Schedules, each Grantor represents, warrants and agrees that: (a) Grantor owns the sole, full and clear title to all of the existing Collateral in which such Grantor is purporting to grant a security interest to Secured Party and such Grantor has the right and power to grant the security interests granted hereunder; (b) Grantor is the sole legal and beneficial owner of the Pledged Collateral in which such Grantor is purporting to grant a security interest to Secured Party, and the Collateral is not subject to any Lien other than Liens permitted under Section 7.01 of the Credit Agreement; (c)  Grantor has the right and power to pledge the Pledged Collateral owned by such Grantor to Secured Party without the consent, approval or authorization of, or notice to, any Person (other than such consents, approvals, authorization or notices which have been obtained or given prior to the date hereof) and such pledge constitutes the valid, binding and enforceable obligation of such Grantor, enforceable against such Grantor in accordance with the terms hereof and the other Loan Documents, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; (d) all Equity Interests that constitute a portion of the Pledged Collateral are duly authorized, validly issued in accordance with all applicable Laws, fully paid and non-assessable, and represent (i) one hundred percent (100%) of the Equity Interests owned by such Grantor in each Subsidiary organized under the laws of any political subdivision of the United States; or (ii) sixty-five percent (65%) of the Equity Interests owned by such Grantor in each Subsidiary organized outside the United States; (e) except as specifically permitted under the Loan Documents, Grantor will not (i) sell, assign, exchange, transfer, grant an exclusive or nonexclusive license in, or otherwise dispose of, or contract to sell, assign, exchange, transfer, grant an exclusive or nonexclusive license in, or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted under Section 7.01 of the Credit Agreement, or (iii) take any action with respect to the Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document; (f) each Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the portion of the Collateral owned by it, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (g) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (h) Grantor will, to the extent consistent with good business practice, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like property; (i) Grantor will take all reasonable steps to preserve and protect the portion of the Collateral owned by it, including, with respect to the Patents, Trademarks and Copyrights, the filing of any renewal affidavits and applications; (j) as of the date hereof, Grantor has no Trademarks registered, or subject to pending applications, in the USPTO, or to the best knowledge of Grantor, any similar office or agency in the United States of America other than those described in Schedule 1 attached hereto; (k) as of the date hereof, Grantor has no Patents registered, or subject to pending  applications, in the USPTO, or to the best knowledge of Grantor, any similar office or agency in the United States of America other than those described in Schedule 2 attached hereto; (l) to the best of Grantor’s knowledge there are no actions, suits, proceedings or investigations pending or threatened in writing against Grantor before any Governmental Authority which could reasonably be expected to cause any portion of the IP Collateral to be adjudged invalid or unenforceable, in whole or in part; (m) Grantor shall not file any application for the registration of a Patent, Trademark or Copyright with the USPTO, USCO (as defined below) or any similar office or agency in the United States of America, or any State therein, unless such Grantor promptly thereafter notifies Administrative Agent of such action; (n) Grantors have not abandoned any Patent, Trademark or Copyright, and Grantors will not do any act, or omit to do any act, whereby any Patent, Trademark or Copyright may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable unless such Grantor has reasonably determined that such Patent, Trademark or Copyright is of no further material value in its business, as set forth in a notice to Administrative Agent, or such Grantor has obtained the written consent of the Administrative Agent; (o) Grantor shall immediately notify Administrative Agent promptly if it knows or has reason to know of any reason why any applicable registration or recording of any Patent, Trademark or Copyright of any material value may become abandoned, canceled, invalidated, or unenforceable; (p) subject to the preceding limitations respecting immaterial Patents, Trademarks or Copyright, Grantor will render any assistance, as Secured Party may reasonably determine is necessary, to Secured Party in any proceeding before the USPTO, the USCO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, to maintain any Patent, Trademark or Copyright and to protect Secured Party’s security interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings; (q) Grantor will promptly notify Administrative Agent if such Grantor learns of any use by any Person of any term or design likely to cause confusion with any of the Trademarks which are material to Grantor’s business, or of any use by any Person of any other process or product which infringes upon any of the Trademarks in a manner which is material to Grantor’s business, and if requested by Administrative Agent, such Grantor, at its expense, shall join with Secured Party in such action as Secured Party in Secured Party’s discretion may reasonably deem advisable for the protection of Secured Party’s interest in and to the Trademarks; (r) Grantor assumes all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and such Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Patent, Trademark or Copyright or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof; (s) Grantor shall promptly notify Administrative Agent in writing of any adverse determination in any proceeding in the USPTO, USCO, or any other foreign or domestic Governmental Authority, court or body, regarding such Grantor’s claim of ownership in any of the Trademarks, Patents or Copyrights, and in the event of any infringement of any Trademarks, Patents or Copyrights owned by such Grantor by a third party which is material to such Grantor’s business, such Grantor shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement, and if such Grantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Secured Party may, but shall not be required to, itself take such action in the name of such Grantor, and such Grantor hereby appoints Secured Party the true and lawful attorney of such Grantor, for it and in its name, place and stead, on behalf of such Grantor, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to such Grantor, net of costs and reasonable attorneys’ fees, to be applied to the Secured Obligations; (t) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Credit Agreement and as is consistent with sound business practice, and will, at the Administrative Agent’s request, cause Administrative Agent (for the benefit of Secured Party) to be designated as an additional insured and/or loss payee (as customary for secured parties based on the type of insurance) with respect to all insurance (whether or not required by the Credit Agreement), will endeavor to obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Secured Party without at least 20 days’ prior written notice to Administrative Agent, and will furnish copies of such insurance policies or certificates to Administrative Agent promptly upon request therefor and will otherwise comply with the terms and provisions of the Credit Agreement with respect to such insurance coverage; (u) Grantor will promptly notify Administrative Agent in writing in the event of any substantial or material damage to the Collateral (considered as a whole) from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 8 hereof, Grantor will not remove or permit to be removed any part of the Collateral from its places of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents;  (v) in the event Grantor changes its name or its address as either are set forth herein or in the Credit Agreement, such Grantor will notify Administrative Agent of such name and/or address change promptly, but in any event, within thirty (30) days; (w) as of the date hereof, none of Grantors has any Copyrights registered with the United States Copyright Office (“USCO”), or any similar office or agency in the United States of America, or elsewhere other than those described in Schedule 3; (x)  each Grantor authorizes Secured Party to modify this Agreement by amending the Schedules hereto to include any new IP Collateral, renewal thereof or any IP Collateral applied for and obtained hereafter; and each Grantor shall, upon request of Secured Party from time to time execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment of a security interest in each such IP Collateral; and (y) with respect to the Copyright Collateral, each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., 17 U.S.C. Sections 101, 201 et seq., the CCC or other Law of the United States of America, the State of California, other States or any other domestic or foreign jurisdiction as Secured Party may from time to time reasonably request, and shall take all such other action as Secured Party may reasonably require to perfect Secured Party’s security interest in any of the Copyright Collateral and to completely vest in and assure to Secured Party its rights hereunder in any of the Copyright Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto, with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate.  In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interests in the Copyright Collateral, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party.  Each Grantor further authorizes Secured Party to have this or any other similar agreement recorded or filed with the USCO or other appropriate federal, state or foreign government office.

K.            Deposit Accounts.  For each deposit account included in the Collateral that any Grantor at any time opens or maintains, such Grantor shall, at Administrative Agent’s request enter into and cause the depository bank to enter into a deposit account control agreement, in such form reasonably satisfactory to Administrative Agent, pursuant to which the depository bank agrees to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, with the Grantor being permitted, unless an Event of Default has occurred and is continuing, to exercise rights to withdraw funds from such deposit account.  Without limitation on the foregoing, Administrative Agent shall also have the right at any time, whether or not an Event of Default shall have occurred or be continuing, to make inquiry of each applicable depositary institution at which a deposit account is maintained to verify the account balance of such deposit account.

L.             Secured Party’s Rights Re Collateral.  At any time (whether or not an Event of Default has occurred), and without notice or demand and at the expense of each Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) at all times on reasonable notice, enter upon any premises on which Collateral is situated and examine the same, provided such examinations shall occur no more frequently than twice every 12 months unless an Event of Default has occurred and is continuing, or (b) perform any obligation of any Grantor under this Agreement or any obligation of any other Person under the Loan Documents.  At any time and from time to time, at the expense of each Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to:  (i) after the occurrence and during the continuance of an Event of Default, notify obligors on the Collateral that the Collateral has been assigned to Secured Party; and (ii) at any time and from time to time request from obligors on the Collateral, in the name of any Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon.  The foregoing power of attorney is coupled with an interest and is irrevocable.  Each Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with such Grantor’s prior practices.  Secured Party shall at all times on reasonable notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party may deem necessary or desirable to protect its interests provided that Secured Party shall not conduct more than two such audits in any 12 month period unless an Event of Default has occurred and is continuing.  Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations.  Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

M.           Collections on the Collateral.  Except as otherwise provided in any Loan Document, Grantors shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantors’ right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantors in trust for Secured Party and immediately delivered in kind to Administrative Agent on behalf of Secured Party.  Any remittance received by any Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party’s security interests.  Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of the appropriate

Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the appropriate Grantor, to the same extent as though it were manually executed by the duly authorized officer of the appropriate Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

N.            Possession of Collateral by Secured Party.  All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Administrative Agent on behalf of Secured Party in Administrative Agent’s possession, custody and control.  Any or all of the Collateral consisting of Cash or Cash Equivalents delivered to Secured Party shall, to the extent possible, be held in an interest-bearing account and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations.  Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon.  Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantors’ obligations with respect thereto, or otherwise.  Administrative Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantors, and the receipt of any of the same by any Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor.   So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.  Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

O.            Events of Default.  There shall be an Event of Default hereunder upon the occurrence and during the continuance of an Event of Default under the Credit Agreement.

P.             Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 8 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantors and without affecting the Obligations of Grantors hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to notify any Issuer of any Pledged Securities, and  any and all other obligors on any Pledged Collateral, that the same has been pledged to Secured Party and that all Distributions, interest and other payments thereon are to be made directly and exclusively to Administrative Agent, for the benefit of Secured Party, (f) to collect by legal proceedings or otherwise all dividends, Distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (g) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (h) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral; (i) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (j) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of any Grantor; (k) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any Loan Party from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and each Grantor agrees that any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantors may be applied by Secured Party without notice to Grantors to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (l) to insure, process and preserve the Collateral; (m) to exercise all rights (including voting rights), remedies, powers or privileges provided under any of the Loan Documents; (n) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of each Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be reasonably necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by such Grantor or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of any Grantor for such purposes and for such periods of time as required by Secured Party, subject to the terms and conditions of any lease thereof; (o) to receive, open and dispose of all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may reasonably designate; provided that Secured Party agrees that it will promptly deliver over to the appropriate Grantor such opened mail as does not relate to the Collateral; and (p) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable.  Grantors will, at Secured Party’s request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantors or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantors for the purpose of Secured Party’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantors hereby expressly consent upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof.  Secured Party shall further have the right to use any of the IP Collateral for the sale of goods, completion of work in process or rendering of services in connection with enforcing any of the security interests granted to Secured Party by Grantors. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Administrative Agent, or at Grantors’ places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral’s being within the view of prospective purchasers.  Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantors expressly waive any right to direct the order and manner of sale of any Collateral.  Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition.  The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion.  Grantors and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, and notwithstanding any provision of this Agreement to the contrary, Secured Party will send or otherwise make available to Borrower, as agent for Grantors and each of them, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made.  The requirement of sending reasonable notice conclusively shall be met if such notice is given to the Borrower in accordance with the Credit Agreement at least ten (10) days before the date of the sale.  Each Grantor other than Borrower hereby irrevocably appoints Borrower as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been received by Borrower.  Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

With respect to any Collateral, including the Pledged Collateral, consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, upon the occurrence and during the continuance of an Event of Default, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, Grantors agree that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, (b) Grantors shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (c) Secured Party shall not incur any liability or responsibility to Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Grantors recognize that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon the occurrence and during the continuance of an Event of Default, Secured Party may use any of the IP Collateral for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors.  Secured Party may grant such license or licenses relating to the IP Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate.  Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America, its territories and possessions, and all foreign countries.  In connection with any such license or any sale or other disposition of the IP Collateral (or any part thereof), the applicable Grantors shall supply to Secured Party, or Secured Party’s designee, such Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services bearing the IP Collateral and Grantors’ customer lists and other records relating to the IP Collateral and the distribution thereof.

Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof.  Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

Q.            Voting Rights; Dividends; etc.  With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, including any Pledged Collateral (referred to collectively and individually in this Section 13 and in Section 14 as the “Investment Collateral”), so long as no Default or Event of Default occurs and remains continuing:

1.             Voting Rights.  Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or the other Loan Documents; provided, however, that Grantors shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

2.             Interest Dividend and Distribution Rights.  Except as otherwise provided in any Loan Document, Grantors shall be entitled to receive and to retain and use any and all interest and Distributions paid in respect of the Investment Collateral; provided, however, that, any and all such interest and Distributions received in the form of capital stock, or other equity interests, certificated securities, warrants, options or rights to acquire any Equity Interests forthwith shall be, and the certificates representing such Equity Interests, if any, forthwith shall be delivered to Administrative Agent (on behalf of Secured Party) to hold as pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, and forthwith be delivered to Administrative Agent (on behalf of Secured Party) as pledged Collateral in the same form as so received (with any necessary endorsements in suitable form for transfer by delivery or accompanied by executed and undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party).

R.            Rights During Event of Default.  With respect to any Investment Collateral, at any time an Event of Default has occurred and is continuing:

1.             Voting, Dividend, and Distribution Rights.  At the option of Secured Party, all rights of Grantors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 13.1 above, and to receive the interest and Distributions which they would otherwise be authorized to receive and retain pursuant to Section 13.2 above, shall cease, and all such rights thereupon shall become vested in Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as pledged Collateral such interest and Distributions.

2.             Dividends and Distributions Held in Trust.  All Distributions which are received by Grantors contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantors, and forthwith shall be paid over to Administrative Agent (on behalf of Secured Party) as pledged Collateral in the same form as so received (with any necessary endorsements).

3.             Irrevocable Proxy.  Each Grantor does hereby revoke all previous proxies with regard to the Investment Collateral and appoints Administrative Agent for the benefit of Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or other equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of a Default or Event of Default.  Each Grantor hereby authorizes Administrative Agent to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Default or Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person.  This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Borrower remains outstanding from the Lenders, until such times as all Secured Obligations have been paid and performed in full, or until such time as all Events of Default have been cured or waived in accordance with the Credit Agreement.

S.             Attorney-in-Fact.  Each Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, protect and maintain the Collateral, and, upon the occurrence and during the continuance of an Event of Default, to process and develop the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which any Grantor is obligated to do under this Agreement, at the expense of the Grantors and without any obligation to do so; (c) to prepare, sign, file and/or record, for any Grantor, in the name of the appropriate Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; (d) to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein, and (e) upon the occurrence and during the continuance of an Event of Default, to endorse and transfer the Pledged Collateral to any transferee or designee; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and if Secured Party so acts, it shall have no liability or responsibility for any such action taken with respect thereto.  The foregoing power of attorney is coupled with an interest and is irrevocable.

T.            Costs and Expenses.  Each Grantor agrees to pay to Secured Party all actual, out-of-pocket costs and expenses (including, without limitation, attorneys’ fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement (including in connection with any workout, restructuring, bankruptcy, insolvency or other similar proceeding), whether or not an action is filed in connection therewith, and in connection with any waiver, supplementation, extension, renewal or amendment of any term or provision hereof.  All advances, charges, costs and expenses, including attorneys’ fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of any Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof (including in connection with any workout, restructuring, bankruptcy, insolvency or other similar proceeding), shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by each Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.

U.            Statute of Limitations and Other Laws.  Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations.  Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

V.            Other Agreements.  Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by any Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto.  All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth herein in full.

W.           Waivers and Consents.  Each Grantor acknowledges that the Liens created or granted herein will or may secure Obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:  (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guaranties for the

Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of any Grantor or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.  Without limiting the foregoing, each Grantor waives any rights and defenses that are or may become available to such Grantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, and successor provisions.

Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Secured Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement.  Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed against any other Loan Party or any Collateral provided by any other Loan Party, and agrees that Secured Party may proceed against the Loan Parties and/or the Collateral in such order as it shall determine in its sole and absolute discretion.  Secured Party may file a separate action or actions against any Grantor, whether or not action is brought or prosecuted with respect to any other security or against any other Grantor or any other Person, or whether or not any other Person is joined in any such action or actions.  Each Grantor agrees that Secured Party and any other Loan Party and any Affiliate of any other Loan Party may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the validity of, or the lien or security interest granted or created by, this Agreement.  Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Loan Party or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such amount had not been paid.  Each Grantor agrees that the Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations even though the Secured Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Loan Party and whether or not any other Loan Party shall have any personal liability with respect thereto.  Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Loan Party with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure or subordination of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of any other Loan Party (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Secured Party to marshal assets in favor of any Grantor or any other Person, (e) except as otherwise provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of Collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise provided in this

Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Secured Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Secured Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower or any other Loan Party or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule under any applicable Law, or (q) any action taken by Secured Party that is authorized by this Section 19 or any other provision of any Loan Document.  Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

X.            Condition of Borrower and its Subsidiaries and Other Loan Parties.  Each Grantor represents and warrants to Secured Party that such Grantor has established adequate means of obtaining from Borrower and its Subsidiaries on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their properties, and such Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their properties.  Each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to such Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their properties, whether now known or hereafter known by Secured Party.  With respect to any of the Secured Obligations, Secured Party need not inquire into the powers of Borrower or any of its Subsidiaries or the officers or employees acting or purporting to act on their behalf, and all Secured Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

Y.            [Intentionally Omitted.]

Z.            Waiver of Rights of Subrogation, Etc..  Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a party, until such time as the Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, each Grantor hereby waives with respect to the other Loan Parties and their successors and assigns (including any surety) and any other Person, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to indemnity, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Grantor may have or hereafter acquire against any other Loan Party or any other Person in connection with or as a result of such Grantor’s execution, delivery and/or performance of this Agreement or any other Loan Document to which such Grantor is a party.  Each Grantor agrees that it shall not have or assert any such rights against any other Loan Party or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of any other Loan Party or any surety for any other Loan Party, either directly or as an attempted setoff to any action commenced against such Grantor by any other Loan Party (as borrower or in any other capacity) or any other Person.  Each Grantor hereby acknowledges and agrees that this waiver is intended to benefit the other Loan Parties and Secured Party and shall not limit or otherwise affect such Grantor’s liability hereunder, under any other Loan Document to which such Grantor is a party, or the enforceability hereof or thereof.

AA.        Waiver of Discharge.  Without limiting the generality of the foregoing, each Grantor hereby waives discharge by waiving all defenses based on suretyship or impairment of collateral.

BB.          Understandings with Respect to Waivers and Consents.  Each Grantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, Secured Party or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law.  If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

CC.          Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

DD.         Covenant Not to Dilute Interests of Secured Party in Pledged Securities.  Each Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit any Issuer to issue any additional Equity Interests, or any warrants, options or other rights to acquire any additional Equity Interests, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or in any Issuer.

EE.          Additional Grantors.  From time to time following the Closing Date, additional Subsidiaries of Borrower may become parties hereto, as additional Grantors, by executing and delivering to the Administrative Agent an Instrument of Joinder substantially in the form of Exhibit A hereto, accompanied by such documentation as Administrative Agent may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby.  Upon delivery of such Instrument of Joinder to and acceptance thereof by the Administrative Agent, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof.  Each Grantor expressly agrees that its Obligations and the Liens upon its property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

FF.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

GG.          Additional Powers and Authorization.  The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

HH.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

II.            JURISDICTION; WAIVER OF RIGHT TO TRIAL BY JURY AND JUDICIAL REFERENCE.  Sections 10.13, 10.14 and 10.15 of the Credit Agreement are hereby incorporated herein in full by this reference and, where applicable, references to the Borrower or the Credit Agreement shall be deemed to refer to this Agreement and the Grantors hereunder.

JJ.            OTHER RELATIONSHIPS.  Nothing contained in this Agreement shall be construed as a waiver of any right or remedy which any Lender may have under any present or future loan or other agreement with any Issuer or any subsidiary or affiliate of any Issuer; and all such rights and remedies are hereby expressly retained.

[THIS SPACE INTENTIONALLY LEFT BLANK -

SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantors”

SOUTHWEST WATER COMPANY,
a Delaware corporation

By:
Name:
Title:

SWWC SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

ECO RESOURCES, INC.,
a Texas corporation

By:
Name:
Title:

OPERATIONS TECHNOLOGIES, INC.,
a Georgia corporation

By:
Name:
Title:

SWWC ENTERPRISES, INC.,
a Delaware corporation

By:
Name:
Title:

SWWC UTILITIES, INC.,
a Delaware corporation

By:
Name:
Title:

METRO-H2O, LTD.,
a Texas limited partnership

	By:	METRO-H2O UTILITIES, INC.
	Its:	General Partner

By:
Name:
Title:

METRO-H2O UTILITIES, INC.,
a Texas corporation

By:
Name:
Title:

CDC MAINTENANCE, INC.,
a Texas corporation

By:
Name:
Title:

NEW MEXICO UTILITIES, INC.,
a New Mexico corporation

By:
Name:
Title:

ACCEPTED AND AGREED

AS OF THE DATE FIRST

ABOVE WRITTEN:

“Secured Party”

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

EXHIBIT A

TO

SECURITY AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                                   ,           , by                                                             , a                                                        (“Joining Party”), and delivered to Bank of America, N.A., as Administrative Agent, pursuant to the Security Agreement dated as of May 28, 2009 made by the Persons listed on the signature pages thereof and all other Grantors who later become a party thereto, in favor of the Secured Party described therein (as amended, extended, renewed, supplemented or otherwise modified, the “Security Agreement”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Security Agreement.

RECITALS

A.            The Security Agreement was made by the Grantors in favor of the Secured Party described therein in connection with that certain Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 15, 2008, by and among SouthWest Water Company, a Delaware corporation (“Borrower”), each lender from time to time party thereto (each a “Lender” and collectively the “Lenders”), and Bank of America, N.A., as Administrative Agent.

B.            Pursuant to Section 6.13 of the Credit Agreement, Joining Party is required to become a Grantor under the terms and conditions of the Security Agreement.

C.            Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1)           By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 27 of the Security Agreement.  Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Security Agreement with respect to all Secured Obligations as further set forth therein, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Security Agreement.

(2)           Concurrently with the execution hereof, Joining Party shall cause to be pledged and delivered to Secured Party the Certificates evidencing the Equity Interests of the Subsidiaries listed on Schedule 1 hereto, or as otherwise required under the Security Agreement.  All Certificates delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.  All Certificates delivered pursuant to this Joinder shall be considered “Pledged Securities” as defined in the Security Agreement.

(3)           The effective date of this Joinder is                   ,             .

“Joining Party”

A-1

a

By:

[Printed Name and Title]

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

[Printed Name and Title]

A-2

SCHEDULE 1 TO

INSTRUMENT OF JOINDER

Pledged Securities

Name of Issuer	Certificate Number	Number of Shares	Percentage of Total Equity Interests

SCHEDULE 1

TO

SECURITY AGREEMENT

Existing and Pending Trademarks

The following existing and pending trademarks are owned by SouthWest Water Company.

COUNTRY	SERIAL / REGISTRATION NO.	FILING / REGISTRATION DATE	MARK
USA	77467330	3601426	SouthWest Water Company
USA	77355034	3476053	SouthWest Water Company

SCHEDULE 2

TO

SECURITY AGREEMENT

Existing and Pending Patents

None.

SCHEDULE 3
TO
SECURITY AGREEMENT

Existing and Pending Copyrights

None.

SCHEDULE 4
TO
SECURITY AGREEMENT

Equity Interests

NAME OF ISSUER	NAME OF OWNER	% TOTAL EQUITY INTERESTS

SWWC ENTERPRISES, INC.	SOUTHWEST WATER COMPANY	100%

SWWC UTILITIES, INC.	SOUTHWEST WATER COMPANY	100%

MONARCH UTILITIES, INC.	SOUTHWEST WATER COMPANY	100%

NEW MEXICO UTILITIES, INC.	SOUTHWEST WATER COMPANY	100%

CDC MAINTENANCE, INC.	SOUTHWEST WATER COMPANY	100%

OPERATIONS TECHNOLOGIES, INC.	SOUTHWEST WATER COMPANY	100%

ECO RESOURCES, INC.	SOUTHWEST WATER COMPANY	100%

SWWC SERVICES, INC.	SOUTHWEST WATER COMPANY	100%

METRO-H2O UTILITIES, INC.	SOUTHWEST WATER COMPANY	100%

METRO-H2O, LTD.	SOUTHWEST WATER COMPANY	99%

NEW MEXICO UTILITIES, INC.	SOUTHWEST WATER COMPANY	100%

METRO-H2O, LTD.	METRO-H2O UTILITIES, INC.	1%

NORTH COUNTY WATER RECLAMATION, INC.	SWWC ENTERPRISES, INC.	100%

SOUTHWEST WATER ALABAMA ONSITE SYSTEM SERVICES, LLC	SWWC UTILITIES, INC.	100%

ECO CAPISTRANO VALLEY, INC.	ECO RESOURCES, INC.	100%

SOUTHWEST ENVIRONMENTAL LABORATORIES, INC.	ECO RESOURCES, INC.	100%

Schedule A to Amendment

LIST OF ONE-TIME CHARGES

[See Attached]

Schedule B to Amendment

SUBSIDIARIES

[See Attached]

Schedule 5.03 to Amendment

RESTRICTIONS ON GUARANTIES

Suburban Water Systems

Monarch Utilities, Inc.

Schedule 5.06 to Amendment

SCHEDULE OF LITIGATION

NEW MEXICO UTILITIES, INC.

On January 29, 2009, New Mexico Utilities, Inc., (“NMUI) and the Albuquerque Bernalillo County Water Utility Authority (“ABCWUA”) entered into a Settlement, Arbitration Award, and Acquisition Agreement (the “Agreement”) to resolve all outstanding claims, demands and existing lawsuits between them. Under the Agreement, the ABCWUA acquired certain of the assets of NMUI necessary for the ABCWUA to own, operate and maintain the water and wastewater system of NMUI in settlement of condemnation. The Agreement closed on May 11, 2009 (the “Closing”).  In consideration of the assets acquired, the ABCWUA agreed to pay to NMUI at the Closing as full, final and complete consideration the sum of: (i) $60 million; (ii) an amount equal to the NMUI accounts receivable at the date of Closing; and (iii) an amount equal to the unbilled services at the date of Closing.

NMUI also received the right to receive an amount equal to 7/8th of the total Rate Rider Escrow Funds deposited from the period from November 27, 2007 through January 12, 2009. The remaining Rate Rider Escrow Funds deposited through January 12, 2009 shall be released to NMUI for transfer to the ABCWUA to fund customer bill credits or refunds.  NMUI also received reimbursement from the Rate Rider Escrow Funds for amounts paid to the ABCWUA for the period January 13, 2009 through the date of Closing.

In addition, the settlement resolves all other legal issues between NMUI and ABCWUA including the dispute over the sewer fee the ABCWUA charged NMUI for the treatment of wastewater and the ownership of the return flow credits from that treated wastewater, as well as all other disputed amounts of the ABCWUA. As part of the settlement, NMUI paid $7 million to the ABCWUA at the time of closing to resolve the sewer fee issue.

Substantially all of the utility plant assets of NMUI are pledged as collateral of a $12 million first mortgage bond with an original maturity of 2024.  These security interests were released at Closing.  Accordingly, the Company effectively paid to retire the related bond.  The Company used the remaining cash proceeds to pay any unassumed liabilities of NMUI and pay down the Company’s $150 million credit facility.

CLASS ACTION LITIGATION

Perrin v. SouthWest Water Company, et al., Case No. CV 08-07844 (Central District of California) and related, consolidated cases:  On November 26, 2008, an alleged purchaser of the Company’s stock filed an alleged securities class action lawsuit in the United States District Court for the Central District of California.  The complaint generally alleges that from May 10, 2005 through November 9, 2008, the Company made false statements or omitted to state facts necessary to make the Company’s disclosures not misleading.  Five additional and substantially similar cases were filed in the same court.  On January 26, 2009, motions for consolidation and for the appointment of lead plaintiff and lead counsel were filed by the plaintiffs.  On February 12, 2009, the court granted the motion for consolidation and for the appointment of lead plaintiff and lead counsel.  Pursuant to stipulation, the lead plaintiff has up to and including the later of 60 days after the appointment of lead plaintiff or the filing of a restatement to file a consolidated complaint.  The Company will have 60 days to answer or move to dismiss the consolidated complaint.

DERIVATIVE LITIGATION

Sherman v. Christie, et al., Case No. BC404946 (Los Angeles County Superior Court) and related cases):  On January 2, 2009, an alleged shareholder of the Company filed an alleged shareholder derivative case on behalf of the Company, alleging breach of fiduciary duty arising from the Company’s announcement of its intent to restate its financial statements against certain of its present and former members of the Company’s Board of Directors.  Two additional, substantially similar cases were filed.  Stipulations were entered extending the time to respond to the complaints.  On April 23, 2009, the court found that the three derivative suits were “complex” and related and transferred the cases to a single judge for all purposes and ordered an initial status conference for June 23, 2009.  On April 30, 2009, the parties submitted a stipulation for court approval that would consolidate the cases, appoint a lead plaintiffs’ counsel, give plaintiffs 60 days from the order consolidating the cases to file a consolidated complaint and give the Company and the other defendants 60 days to respond to the consolidated complaint.

Schedule 5.09 to Amendment

SCHEDULE OF ENVIRONMENTAL MATTERS

SWEL

On May 18, 2005, the Environmental Protection Agency (“EPA”) executed a search warrant at the Company’s Texas-based testing laboratory and on July 20, 2006 the laboratory received a subpoena to provide additional records and information to a grand jury. We have cooperated fully with the EPA’s investigation and have provided the records requested. The Company remains in close cooperation and coordination with EPA’s counsel in an attempt to resolve the matter favorably. In April 2009, the Company submitted to the EPA its formal request that the EPA not pursue criminal sanctions against the Company.

State Water Resources Control Board

The Company received a letter dated January 28, 2008 from the California State Water Resources Control Board Office of Enforcement (the “Board”). The letter indicates that the Board has conducted an investigation of the operations of a subsidiary of the Company with respect to various California wastewater treatment facilities which are operated, but not owned, by the subsidiary. The Board alleges that the subsidiary has violated certain provisions of the California Water Code and may be subject to civil administrative liability in excess of $15.0 million, and possible administrative action against the subsidiary’s status as a contract operator in California Since receipt of the letter, the Company has conducted an internal investigation and worked in cooperation with the Board to resolve the matter favorably. The Board has made an offer of settlement, assuming that the Company implements an acceptable compliance program that would entail the Company paying fines and penalties in the sum of $1.25 million. The Company is still in discussions with the Board to negotiate that offer further.